UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2006

                                K2 DIGITAL, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

         Delaware                   1-11873                   13-3886065
----------------------------      ------------           -------------------
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)           Identification No.)

    c/o Law Offices of Thomas G. Amon
    500 Fifth Avenue, Suite 1650, New York, New York           10110
    ------------------------------------------------        ----------
         (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (212) 810-2430

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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SECTION 1.        REGISTRANT'S BUSINESS AND OPERATIONS


ITEM 1.01         ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On April 19, 2006, the Registrant and NPOWR Digital Media, Inc. ("NPOWR") a California corporation amended a Letter of Intent dated December 22, 2005 between the parties ("LOI"). The amendment provided for payment of all expenses of K2 as specified in the LOI simultaneously with the closing by NPOWR of a private transaction with a private investor. That closing occurred on April 25, 2006 and all outstanding expenses of K2 were paid on May 4, 2006. Under the terms of the amendment, the parties are required to sign a definitive merger agreement on or before May 28, 2006.

NPOWR's mission is to create practical technology and programming solutions for the dynamic iTV/VOD marketplace. The company expects its technology and related media products to establish it as a media industry leader in the delivery of personalized television programming. NPOWR's management believes that its technology, which facilitates the customization of programming from a database of stored media assets, will allow significant improvements and innovations to be brought to the growing market for interactive television (in/) and video-on-demand (VOD), as well as for on-line broadband media delivery to homes and businesses for entertainment, distance-learning, training, and marketing.

The parties anticipate  closing the merger transaction as soon as possible.  The
transaction  is  subject  to  the  normal  conditions  for  closing,   including
satisfactory due diligence by the parties.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             K2 DIGITAL, INC.
                               (Registrant)

Date: May 9, 2006

                             By:    /s/ Gary Brown
                                    _________________________________
                             Name:  Gary Brown
                             Title:  President
                                     Principal Financial and Accounting Officer